Exhibit 10.1

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT dated May 28, 2014, is made by and between Wheeler Interests, LLC, a Virginia limited liability company, (“Assignor”), and WHLR-Harrodsburg Marketplace LLC, a Delaware limited liability company (“Assignee”).

Background:

A. Wheeler Interests, LLC, a Virginia limited liability company and STEC No. 09-4083, LLC, a North Carolina limited liability company previously entered into a Purchase and Sale Agreement, dated May 23, 2014 (the “Agreement”), with respect to the purchase of a shopping center located at Harrodsburg, Kentucky and commonly referred to as Harrodsburg Marketplace;

B. Assignor desires to assign the Agreement to Assignee.

Agreement:

For and in consideration of the mutual promises herein, Assignor herby assigns all of its rights and delegates all of its obligations under the Agreement to Assignee and Assignee hereby accepts the assignment of the rights of Assignor under the Agreement and assumes all of the obligations and liabilities of Assignor under the Agreement.

(Signature Page Follows)

In Witness Whereof, the parties have executed this Assignment as of the 28th day of May 2014.

ASSIGNOR:

WHEELER INTERESTS, LLC, a Virginia limited liability company

/s/ Jon S. Wheeler
	By	Jon S. Wheeler, its Managing Member

ASSIGNEE:

WHLR-Harrodsburg Marketplace LLC, a Delaware limited liability company

/s/ Jon S. Wheeler
By	Jon S. Wheeler, its Manager